Exhibit 10.9

EIGHTEENTH LOAN MODIFICATION AGREEMENT

This Eighteenth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 31, 2012, and is effective as of July 31, 2012, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“Bank”) and MERU NETWORKS, INC., a Delaware corporation with its chief executive office located at 894 Ross Drive, Sunnyvale, California 94089 (“Borrower”).

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 29, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 29, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of November 30, 2007, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of July 30, 2008, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of November 30, 2008, between Borrower and Bank, as further amended by a certain Fourth Loan Modification Agreement dated as of February 26, 2009, between Borrower and Bank, as further amended by a certain Fifth Loan Modification Agreement dated as of April 27, 2009, between Borrower and Bank, as further amended by a certain Sixth Loan Modification Agreement dated as of March 22, 2010, between Borrower and Bank, as further amended by a certain Seventh Loan Modification Agreement (“Seventh Amendment”) dated as of June 29, 2010, between Borrower and Bank, as further amended by a certain Eighth Loan Modification Agreement dated as of September 2010, between Borrower and Bank, as further amended by a certain Ninth Loan Modification Agreement dated as of December 17, 2010, between Borrower and Bank, as further amended by a certain Tenth Loan Modification Agreement dated as of March 9, 2011, between Borrower and Bank, as further amended by a certain Eleventh Loan Modification Agreement dated as of June 9, 2011, between Borrower and Bank, as further amended by a certain Twelfth Loan Modification Agreement dated as of September 23, 2011, between Borrower and Bank, as further amended by a certain Thirteenth Loan Modification Agreement dated as of November 7, 2011, between Borrower and Bank, as further amended by a certain Fourteenth Loan Modification Agreement dated as of December 28, 2011, between Borrower and Bank, as further amended by a certain Fifteenth Loan Modification Agreement dated as of February 29, 2012, between Borrower and Bank, as further amended by a certain Sixteenth Loan Modification Agreement dated as of March 30, 2012, between Borrower and Bank, and as further amended by a certain Seventeenth Loan Modification Agreement dated as of June 7, 2012, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                      DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and that certain Intellectual Property Security Agreement dated as of January 29, 2007, between Borrower and Bank (the “IP Security Agreement” and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1.                                      Notwithstanding Section 2.1.1 of the Loan Agreement, during a Quarterly Advance Period, (i) each Advance shall be made on the date that is as close to the last day of each fiscal quarter of Borrower as practical, but in no case shall any Advance be made earlier than three (3) Business Days prior to the last day of each fiscal quarter of Borrower, and (ii) each Advance, the unpaid interest thereon, and all other Obligations relating to the Revolving Line, shall be due and payable as soon as practical, but in no case later than the earliest to occur of (a) three (3) Business Days after the last day of each fiscal quarter of Borrower, (b) an Event of Default, and (c) the Revolving Line Maturity Date.

2.                                      The Loan Agreement shall be amended by deleting each of (i) Section 2.1.1(b) (Revolving Advances — Streamline Period), (ii) Section 2.1.2 (Letters of Credit Sublimit), (iii) Section 2.1.3 (Foreign Exchange Sublimit), (iv) Section 2.1.4 (Cash Management Services Sublimit), and (v) Section 2.1.5 (Overall Aggregate Sublimit) in their entirety.

3.                                      The Loan Agreement shall be amended by deleting the following Section 2.4(b) thereof in its entirety:

“(b)                           Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit; and”

4.                                      The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 (Grant of Security Interest) thereof:

“Notwithstanding any such termination. Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank’s then current practice for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

5.                                      The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a) (Financial Statements, Reports, Certificates) thereof:

“(i)                               a Transaction Report weekly and at the time of each request for an Advance; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be required to provide Bank with such Transaction Reports at such times if (A) a Streamline Period is in effect, or (B) according to the most recent financial statements of Borrower the Quick Ratio Test has been met;

(ii)                                  within thirty (30) days after the end of each month,

(A)                               monthly accounts receivable agings, aged by invoice date,

(B)                               monthly accounts payable agings, aged by invoice date, and outstanding or held cheek registers, if any,

(C)                               monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger,

(D)                               monthly Transaction Reports (including sales, credit memos and collections journals);”

and inserting in lieu thereof the following:

“(i)                           (A) a Transaction Report (including sales, credit memos and collections journals), and (B) reconciliations of accounts receivable agings (aged by invoice date), and general ledger, within thirty (30) days of the last day of each month and at the time of each request for an Advance; provided that, if no Event of Default has occurred and is continuing, Borrower shall provide Bank with such Transaction Reports and reconciliations of accounts receivable agings and general ledger with thirty (30) days of the last day of each fiscal quarter of Borrower for such times if (A) a Quarterly Advance Period is in effect, or (B) there are no outstanding Credit Extensions and no Credit Extensions have been requested;

(ii)                                  within thirty (30) days after the end of each month,

(A)                               monthly accounts receivable agings, aged by invoice date,

(B)                               monthly accounts payable agings, aged by invoice date, and outstanding or held cheek registers, if any;”

6.                                      The Loan Agreement shall be amended by deleting the following text appearing in Section 6.3(c) (Collection of Accounts; Lockbox) thereof:

“(1)                           If, according to the most recent financial statements of Borrower the Quick Ratio Test has been met, Bank shall deposit such proceeds into Borrower’s operating account at Bank, provided no Default or an Event of Default has occurred and is continuing; and”

and inserting in lieu thereof the following:

“(1)                           During a Streamline Period, provided a Quarterly Advance Period is not in effect, Bank shall deposit such proceeds into Borrower’s operating account at Bank, provided no Default or an Event of Default has occurred and is continuing.  At all other times, Bank shall apply such proceeds to the outstanding Advances, and if all outstanding Advances have been paid in full, Bank shall deposit the remainder into Borrower’s operating account at Bank; and”

7.                                      The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 12.8 (Survival) thereof:

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

8.                                      The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “Availability Amount” is at any time

(a) the lesser of (i) the Maximum Dollar Amount minus the Term Loan Reserve or (ii) the Borrowing Base minus the Term Loan Reserve, minus

(b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus

(c) an amount equal to the Letter of Credit Reserves, minus

(d) the FX Reserve, minus

(e) amounts used for Cash Management Services, and minus

(e) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“                                          “Credit Extension” is the Term Loan, any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “FX Forward Contract” is defined in Section 2.1.3.”

“                                          “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

“                                          “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“                                      “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, the Growth Capital Loan Agreement or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                      “Quick Ratio Test” As used herein, the “Quick Ratio Test” will be deemed to be met on and after the 2010 Effective Date if Borrower’s Adjusted

Quick Ratio according to its most recent financial statements received by Bank is equal to or greater than 1.00 to 1.00.”

“                                      “Revolving Line Maturity Date” is the earliest of (a) July 31, 2012, or (b) the occurrence of an Event of Default.”

and inserting in lieu thereof the following:

“                                          “Availability Amount” is at any time (a) the lesser of (i) the Maximum Dollar Amount or (ii) the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”

“                                          “Credit Extension” is the Term Loan, any Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                      “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“                                          “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

“                                      “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

“                                      “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                          “Quick Ratio Test” As used herein, the “Quick Ratio Test” will be deemed to be met on and after the 2012 Effective Date if Borrower’s Adjusted Quick Ratio according to its most recent financial statements received by Bank is equal to or greater than 1.40 to 1.00.”

“                                      “Revolving Line Maturity Date” is the earliest of (a) July 30, 2013, or (b) the occurrence of an Event of Default.”

9.                                      The Loan Agreement shall be amended by inserting the following new definitions to appear in Section 13.1 thereof:

“                                          “2012 Effective Date” is July 31, 2012.”

“                                          “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“                                          “Bank Services Agreement” is defined in the definition of “Bank Services” in Section 13.1.”

“                                          “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

“                                          “Net Income” means for any period as at any date of determination, the net profit (or loss), after taxes, of Borrower excluding stock compensation and other non-cash items.”

“                                      “Profitability Threshold” is defined in the definition of “Quarterly Advance Period Termination Date” in Section 13.1.”

“                                          “Quarterly Advance Period” means each time period commencing on a Quarterly Advance Period Commencement Date and terminating on a Quarterly Advance Period Termination Date.”

“                                          “Quarterly Advance Period Commencement Date” is, as applicable, (i) the 2012 Effective Date, and (ii) any date after a Quarterly Advance Termination Date on which Borrower has failed to maintain the Profitability Threshold.”

“                                          “Quarterly Advance Period Termination Date” is each date on which Bank has confirmed, in its sole and absolute discretion, that Borrower has achieved two (2) consecutive quarters of increasing profitability of at least One Million Dollars ($1,000,000.00) per quarter (based on non-GAAP income, and excluding stock compensation and other non-cash items), and Borrower maintains such profitability (i.e., at least One Million Dollars ($1,000,000.00) per quarter, as of such date of determination (the “Profitability Threshold”).”

“                                      “Streamline Period” is the period of time during which, in Bank’s determination, either (a) based on the most recent financial statements of Borrower, the Quick Ratio Test has been met, or (ii) no Credit Extensions are outstanding and no Credit Extensions have been requested.”

10.                               The Compliance Certificate appearing as Exhibit E to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.  All references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit A hereto.

4.                                      FEES.  Borrower shall pay to Bank a commitment fee equal to Seven Thousand Dollars ($7,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                      RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, which shall remain in full force and effect.

6.                                      RATIFICATION OF REPRESENTATIONS AND WARRANTIES.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Representations and Warranties dated as of January 9, 2007, between Borrower and Bank (the “Representations and Warranties”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Representations and Warranties have not changed, as of the date hereof, except (a) that Borrower has an additional subsidiary, Meru Networks International, Inc., a Delaware corporation, (b) that Borrower’s chief executive address is 894 Ross Drive, Sunnyvale, California 94089, and (c) as set forth on Annex A of the Seventh Amendment.

7.                                      AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

8.                                      CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.                                      RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.                               NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.                               CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.                               RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.                               JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO

BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

14.                               CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15.                               COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed under the laws of the State of California as of the date first written above.

BORROWER:	BANK:

MERU NETWORKS, INC.	SILICON VALLEY BANK

By:	/s/ Brett White	By:	/s/ Jean Lee

Name:	Brett White	Name:	Jean Lee

Title:	CFO	Title:	Deal Team Leader

Exhibit A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MERU NETWORKS, INC.

The undersigned authorized officer of Meru Networks, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”) (1) Borrower is in complete compliance for the period ending                                  with all required covenants except as noted below, (2) there are no Events of Default. (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the test thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign federal, state and local taxes assessments deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting such certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificates	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Transaction Reports and reconciliations	At the times set forth in Section 6.2(a)(i) of the Agreement	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Board-approved annual operating budgets and financial projections	Within 30 days after prior FYE	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain at all times (to be tested as indicated below):
Adjusted Quick Ratio (to be tested monthly)	*	:1:00	Yes No

*as set forth in Section 6.9(b) of the Loan and Security Agreement.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Meru Networks, Inc.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:

Verified:
AUTHORIZED SIGNER

Dated:

	Compliance Status:	Yes No